EXHIBIT 4.2

No. U	UNITS

PATH 1 NETWORK TECHNOLOGIES INC.

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

EACH UNIT CONSISTING OF THREE SHARES

OF COMMON STOCK, $.001 PAR VALUE, AND

TWO WARRANTS, EACH TO PURCHASE

ONE SHARE OF COMMON STOCK

UNIT CERTIFICATE	CUSIP 703186 30 4
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT:

UNIT CERTIFICATE

or registered assigns (the “Registered Holder”) is the owner of the number of Units specified above, each of which consists of three shares of common stock, $.001 par value (the “Common Stock”), of Path 1 Network Technologies Inc. (the “Company”) and two warrants, each to purchase one share of Common Stock (the “Unit Warrant”). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate cannot be traded separately. Each Unit will automatically separate into three shares of Common Stock and two Unit Warrants as of the close of business on Paulson Investment Company, Inc., 2003 [thirty days after the consummation of the public offering of the Units] or such earlier date as shall be determined by                     , the representative of the several underwriters offering the Units (the “Separation Time”). The Common Stock and the Unit Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which the principal exchange on which the Company’s stock trades is open for trading. The Unit Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of                     , 2003 (the “Warrant Agreement”), between the Company and Registrar & Transfer Company, as Transfer Agent (the “Transfer Agent”), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Unit Warrant evidenced hereby and to the exercise price of such Unit Warrant in certain events therein set forth.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Transfer Agent or may be obtained upon written request addressed to the Company at 6215 Ferris Square, Suite 140, San Diego, CA 92121, Attention: Chief Financial Officer.

This Unit Certificate is not valid unless countersigned by the Transfer Agent of the Company.

IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed manually or in facsimile by two of its duly authorized officers.

Dated:

Attest:

PATH 1 NETWORK TECHNOLOGIES INC.
/s/ John R. Zavoli SECRETARY	[SEAL]	/s/ [SIGNATURE ILLEGIBLE] PRESIDENT

COUNTERSIGNED:
	REGISTRAR AND TRANSFER COMPANY 10 COMMERCE DRIVE CRANFORD, NJ 07016	TRANSFER AGENT
BY: AUTHORIZED SIGNATURE

PATH 1 NETWORK TECHNOLOGIES INC.

THE REGISTERED HOLDER HEREBY IS ENTITLED, AT ANY TIME, TO EXCHANGE THE UNITS REPRESENTED BY THIS UNIT CERTIFICATE FOR COMMON STOCK CERTIFICATE(S) REPRESENTING THREE SHARES OF COMMON STOCK, FOR EACH UNIT REPRESENTED BY THIS UNIT CERTIFICATE AND TWO WARRANT CERTIFICATES, EACH REPRESENTING THE RIGHT TO PURCHASE ONE SHARE OF COMMON STOCK, FOR EACH UNIT REPRESENTED BY THIS UNIT CERTIFICATE, UPON SURRENDER OF THIS UNIT CERTIFICATE TO THE TRANSFER AGENT AND REGISTRAR TOGETHER WITH ANY DOCUMENTATION REQUIRED BY SUCH AGENT.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, REGISTRAR & TRANSFER COMPANY.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT —	Custodian (Cust) (Minor)	UNIF TRAN MIN ACT	—	Custodian (Cust) (Minor)
TEN COM	—	as tenants in common		under Uniform Gifts to Minors			under Uniform Transfers to Minors
TEN ENT	—	husband and wife as tenants by the entireties		Act (State)			Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                hereby sell, assign and transfer unto

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                                             )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints                                                           attorney to transfer this Unit Certificate on the books of Path 1 Network Technologies Inc. with the full power of substitution in the premises.

Dated:                                                  ,

Signature:

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.